POWER OF ATTORNEY

NEUBERGER BERMAN INCOME FUNDS, a Delaware business trust (the “Trust”), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints Robert Conti, Richard M. Phillips, Arthur C. Delibert, Lori L. Schneider, Jennifer R. Gonzalez, Lynn A. Schweinfurth and Ndenisarya Bregasi (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN INCOME FUNDS has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 23rd day of August, 2012.

NEUBERGER BERMAN INCOME FUNDS
By:	/s/ Robert Conti
Name: Robert Conti
Title: Title: President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Name: Claudia A. Brandon
Title: Secretary

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Signature	Title
/s/ Joseph V. Amato	Trustee
Joseph V. Amato
/s/ Faith Colish	Trustee
Faith Colish
/s/ Robert Conti	President, Chief Executive Officer
Robert Conti	and Trustee
/s/ Martha C. Goss	Trustee
Martha C. Goss
/s/ C. Anne Harvey	Trustee
C. Anne Harvey
/s/ Michael M. Knetter	Trustee
Michael M. Knetter
/s/ Howard A. Mileaf	Trustee
Howard A. Mileaf
/s/ Goerge W. Morriss	Trustee
George W. Morriss
/s/ Jack L. Rivkin	Trustee
Jack L. Rivkin
/s/ Tom D. Seip	Chairman of the Board and Trustee
Tom D. Seip
/s/ Candace L. Straight	Trustee
Candace L. Straight
/s/ Peter P, Trapp	Trustee
Peter P. Trapp